SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): March 31, 1997



                            Zomax Optical Media, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        0-28426                                          41-1833089
(Commission File Number)                (I.R.S. Employer Identification Number)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9300
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 2.  Acquisition or Disposition of Assets.

     As of March 31, 1997, Zomax Optical Media, Inc. (the "Company") acquired all of the outstanding capital stock of Benchmark Media Services, Inc. ("Benchmark"). Prior to the acquisition, Benchmark was a software replicator located in Plymouth, Minnesota with satellite offices in Indianapolis, Indiana and the Orlando, Florida area. The Company intends to continue to operate Benchmark as a wholly-owned subsidiary providing substantially the same products and services Benchmark provided prior to the acquisition.

     The purchase price for Benchmark's outstanding capital stock will be based on revenues of Benchmark during 1997. Revenues are defined as the total invoice amount for products and services based upon services performed and shipments made prior to the end of 1997. The consideration payable by the Company to Jesse Aweida, Benchmark's sole shareholder, on February 1, 1998 shall be as follows:


Revenue Generated                                Additional Consideration

less than $7.5 million                            $            0

$7.5 - $8.5 million                                       250,000

$8.5 - $9.5 million                                       500,000

$9.5 - $11.0 million                                      750,000

$11.0 - $13.0 million                                   1,000,000

more than $13.0 million                                 1,250,000



     The Company intends to fund this transaction through working capital. In addition, the Company paid Mr. Aweida $1,000,000 plus accrued interest of $9,369.86, as the repayment of certain debt owed by Benchmark to Mr. Aweida. Further, in connection with the acquisition, Mr. Aweida agreed that he will not compete with the Company, directly or indirectly, within a specified territory for a period of five years.

     The Company believes that this acquisition is in line with its strategy of expanding operations through acquisitions and broadening its base of customers and facilities. The success of this strategy will depend on management's ability to integrate Benchmark's products and services, manufacturing operations and personnel into the Company's current operation. These two companies have been operating as separate independent entities, and there can be no assurance that management will be able to effectively integrate and manage the combined entity and implement the Company's operating or growth strategies. Further, there can be no assurance that the Company will be able to retain the personnel currently employed by each entity following the acquisition or that current sales personnel will be able to effectively sell the other firm's products. Failure to properly integrate these businesses on a timely basis or to implement the Company's operating and growth strategy could have a material adverse impact on the Company's profitability and future operating results.


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     Certain of the statements  contained herein are forward  looking,  based on current expectations and are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. As stated herein, there are certain important factors that could cause results to differ materially from those
anticipated   by   those   statements.   Investors   are   cautioned   that  all
forward-looking statements involve risk and uncertainty.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of the business acquired:

                  It would be impracticable for the Company to provide the financial statements of Benchmark for the periods specified in Rule 3-05(b) of Regulation S-X at the time of filing of this Form 8-K. The Company will file the required financial statements as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (b)      Pro forma financial information:

                  It would be impracticable for the Company to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing of this Form 8-K. The Company will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (c)      Exhibits:

         2.1 Stock Purchase Agreement dated March 31, 1997 by and among Zomax Optical Media, Inc. and Jesse Aweida. Upon the request of the Commission, the Company agrees to furnish a copy of the exhibits and schedules to the Stock Purchase Agreement.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 10, 1997
                               ZOMAX OPTICAL MEDIA, INC.



                               By  /s/ James E. Flaherty
                                   James E. Flaherty, Chief Financial Officer
                                                      and Secretary



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